                              EMPLOYMENT AGREEMENT



        This Employment Agreement (this "Agreement"), dated as of January 21, 1999, between Wall Data Incorporated, a Washington corporation ("Employer"), and Craig E. Shank ("Employee");

                                    RECITALS

        WHEREAS, Employer desires to continue to employ Employee upon the terms and conditions set forth herein; and

        WHEREAS, Employee is willing to provide services to Employer upon the terms and conditions set forth herein;

                                    AGREEMENT

        NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Employer and Employee hereby agree as follows:

1.      EMPLOYMENT

        Employer will employ Employee and Employee will accept employment by Employer as its Vice President, General Counsel and Secretary. Employee will have the authority, subject to Employer's Articles of Incorporation and Bylaws, as may be granted from time to time by the Board of Directors of Employer. Employee will perform the duties customarily performed by the Vice President, General Counsel and Secretary of a corporation which is similar to Employer and such other duties as may be assigned from time to time by the Board of Directors of Employer, which relate to the business of Employer, its subsidiaries, its parent corporation, or any business ventures in which Employer, its subsidiaries or its parent corporation may participate.

2.      ATTENTION AND EFFORT

        Employee will devote all his productive time, ability, attention and effort to the business and affairs of Employer and the discharge of the responsibilities assigned to him hereunder, and will use his reasonable best efforts to perform faithfully and efficiently such responsibilities. It shall not be a violation of this Agreement for Employee to (a) serve on corporate, civic or charitable boards or committees approved in advance by Employer's President, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions, (c) manage personal investments, so long as such activities do not significantly interfere with the performance of Employee's responsibilities in accordance with this Agreement and (d) other activities approved in advance by Employer.

3.      TERM

        Unless otherwise terminated pursuant to Section 6 hereof, Employee's term of employment under this Agreement shall expire on the second anniversary of the date of this Agreement (the "Initial Term"). At the end of the Initial Term and each subsequent Renewal Term (as hereinafter defined), the term of this Agreement shall be automatically renewed and extended for a period of one year (the "Renewal Term"), unless either party hereto delivers a written termination notice to the other party at least 12 months prior to the end of the Initial Term or the then-current Renewal Term (as the case may be).

4.      COMPENSATION

        During the term of this Agreement, Employer agrees to pay or cause to be paid to Employee, and Employee agrees to accept in exchange for the services rendered hereunder by him, the following compensation:

        4.1.   BASE SALARY

        Employee's compensation shall consist, in part, of an annual base salary of One Hundred Eighty-Five Thousand Dollars ($185,000), before all customary payroll deductions. Such annual base salary shall be paid in substantially equal installments and at the same intervals as other officers of Employer are paid. The Board of Directors of Employer, or a committee thereof, shall determine any increases in the annual base salary in future years.

        4.2.   BONUS

        Employee may be entitled to receive, in addition to the annual base salary described above, an annual bonus in an amount to be determined by the Board of Directors of Employer, or a committee thereof, in its sole discretion and consistent with bonus plans then in effect.

5.      BENEFITS

        During the term of this Agreement, Employee will be entitled to participate, subject to and in accordance with applicable eligibility requirements, in fringe benefit programs as shall be provided from time to time by Employer.



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6.      TERMINATION

        Employee's employment pursuant to this Agreement may be terminated as follows:

        6.1.   BY EMPLOYER

        With or without Cause (as defined below), Employer may terminate Employee's employment at any time during the term of employment upon giving Notice of Termination (as defined below).

        6.2.   BY EMPLOYEE

        With or without Good Reason (as defined below), Employee may terminate his employment at any time upon giving Notice of Termination.

        6.3.   AUTOMATIC TERMINATION

        This Agreement and Employee's employment hereunder shall terminate automatically upon the death or Total Disability of Employee. The term "Total Disability" as used herein shall mean Employee's inability (with such accommodation as may be required by law and which places no undue burden on Employer), as determined by a physician selected by Employer and acceptable to Employee, to perform the duties set forth in Section 1 hereof for a period or periods aggregating 120 calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Employee's control, unless Employee is granted a leave of absence by the Board of Directors of Employer. Employee and Employer hereby acknowledge that the duties specified in Section 1 hereof are essential to Employee's position and that Employee's ability to perform those duties is the essence of this Agreement.

        6.4.   NOTICE

        The term "Notice of Termination" shall mean at least 30 days' written notice of termination of Employee's employment, during which period Employee's employment and performance of services will continue; provided, however, that Employer may, upon notice to Employee and without reducing Employee's compensation during such period, excuse Employee from any or all of his duties during such period. The effective date of the termination of Employee's employment hereunder shall be the date on which such 30-day period expires.



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

7.      TERMINATION PAYMENTS

        In the event of termination of Employee's employment, all compensation and benefits set forth in this Agreement shall terminate, except as specifically provided in this Section 7:

        7.1.   TERMINATION BY EMPLOYER

        If Employer terminates Employee's employment without Cause prior to the end of the term of this Agreement, Employee shall be entitled to receive (a) severance payments equal to (i) one times Employee's annual base salary for the year in which such termination occurred, plus (ii) a percentage of such annual base salary equal to the percentage paid under Employer's Executive Incentive Plan (or any successor plan) for the prior fiscal YEAR, (b) any unpaid annual base salary which has accrued for services already performed as of the date termination of Employee's employment becomes effective and any compensation previously deferred by Employee (together with accrued interest or earnings thereon, if any) and any accrued vacation pay which would be payable under Employer's standard policy, in each case to the extent not theretofore paid, and
(c) for 18 months from the termination date, premiums for health insurance benefit continuation for Employee and his family members, if applicable, which Employer provides to Employee under the provisions of the federal Comprehensive Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA"), to the extent that Employer would have paid such premiums had Employee remained employed by Employer. If employment is terminated by Employer for Cause, Employee shall not be entitled to receive any of the foregoing benefits, other than those set forth in clause (b) above.

        7.2.   TERMINATION BY EMPLOYEE

        In the case of termination of Employee's employment for Good Reason, Employee shall be entitled to receive those payments set forth in Sections 7.1(a), (b) and (c) hereof. In the case of the termination of Employee's employment by Employee other than for Good Reason, Employee shall not be entitled to any payments hereunder, other than those set forth in Section 7.1(b) hereof.

        7.3.   DEATH AND TOTAL DISABILITY

        In the case of a termination of Employee's employment as a result of the Employee's death or Employee's Total Disability, Employee shall not be entitled to receive any payments hereunder, other than those set forth in Section 7.1(b) hereof.



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        7.4.   TERMINATION IN CONNECTION WITH A CHANGE OF CONTROL

        Employee and Employer shall enter into a Change of Control Agreement, in the form attached hereto as Exhibit A. Notwithstanding Sections 7.1 and 7.2 hereof and in full substitution of all payments otherwise due thereunder, if a Change of Control (as defined in such agreement) of Employer occurs, this Agreement shall terminate and the relationship between Employee and Employer shall be governed in all respects by the Change of Control Agreement.

        7.5.   PAYMENT SCHEDULE

        All payments under this Section 7 shall be made to Employee within thirty working days of the effective date of termination except that payments for COBRA premiums pursuant to Section 7.1(c) shall be made on a monthly basis.

        7.6.   CAUSE

        Wherever reference is made in this Agreement to termination being with or without Cause, "Cause" is limited to the occurrence of one or more of the following events:

               (a) Failure or refusal to carry out the lawful duties of Employee described in Section 1 hereof or any directions of the Board of Directors of Employer, which directions are reasonably consistent with the duties herein set forth to be performed by Employee;

               (b) Violation by Employee of a state or federal criminal law involving the commission of a crime against Employer or any of its subsidiaries;

               (c) Deception, fraud, misrepresentation or dishonesty by Employee; any incident materially compromising Employee's reputation or ability to represent Employer with the public; any act or omission by Employee which substantially impairs Employer's business, good will or reputation; or

               (d) Any other material violation of any provision of this Agreement.

        7.7.   GOOD REASON

        Wherever reference is made in this Agreement to termination being with or without Good Reason, "Good Reason" is limited to the occurrence of one or more of the following events:

               (a) the reduction in Employee's annual base salary as specified in Section 4.1 hereof or the reduction in the value of bonus payments that Employee



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

        is eligible to receive under Section 4.2 hereof (provided, however, that Good Reason shall not exist under this Section 7.7(a), in the event Employee does not actually realize such values because of failure to satisfy performance or other criteria applicable to such bonus payments or equity awards);

               (b) the material and substantial diminution or reduction without his consent of Employee's title, authority, duties or responsibilities;

               (c) Employer requiring Employee without his consent to be based at any offices or locations outside of King County, Washington; or

               (d) any breach by Employer of any other material provision of this Agreement.

8.      REPRESENTATIONS AND WARRANTIES

        In order to induce Employer to enter into this Agreement, Employee represents and warrants to Employer that neither the execution nor the performance of this Agreement by Employee will violate or conflict in any way with any other agreement by which Employee may be bound, or with any other duties imposed upon Employee by corporate or other statutory or common law.

9.      NOTICE AND CURE OF BREACH

        Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, other than pursuant to the definition of Cause set forth in
Section 7.6 hereof, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least 20 days' prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the 20-day period.

10.     CONFIDENTIALITY AGREEMENT

        Employer and Employee agree that the Confidential Information, Inventions and Nonsolicitation Agreement, dated March 31, 1998, between Employer and Employee and attached hereto as Exhibit B shall remain in full force and effect and survive the termination of Employee's employment.



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

11.     FORM OF NOTICE

        All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by reputable overnight courier, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof. Such notice shall be effective upon receipt or upon refusal of the addressee to accept delivery.

        If to Employee:        Craig E. Shank
                               7863 NE 10th St.
                               Medina, WA 98039

        If to Employer:        Wall Data Incorporated
                               11332 NE 122nd Way
                               Kirkland, WA  98034-6931
                               Attn:  General Counsel
                               Phone:  (425) 814-9255
                               Facsimile:  (425) 814-4372

        Copy to:               Perkins Coie LLP
                               1201 Third Avenue, 40th Floor
                               Seattle, WA  98101-3099
                               Attn:  L. Michelle Wilson
                               Phone:  (206) 583-8888
                               Facsimile:  (206) 583-8500

12.     ASSIGNMENT

        This Agreement is personal to Employee and shall not be assignable by Employee. Employer may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation, spin-off or other reorganization to which Employer is a party or (b) any corporation, partnership, association or other person to which Employer may transfer all or substantially all the assets and business of Employer existing at such time. All the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

13.     WAIVERS

        No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver



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

by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

14.     AMENDMENTS IN WRITING

        No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Employer and Employee, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Employer and Employee.

15.     ARBITRATION

        Any dispute arising under this Agreement shall be subject to arbitration. The arbitration proceeding shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules") then in effect, conducted by one arbitrator either mutually agreed upon or selected in accordance with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration and the arbitrator thereof shall resolve any dispute which arises in connection with such discovery. The arbitration shall be conducted in King County, Washington under the jurisdiction of the Seattle office of the American Arbitration Association. The arbitrator shall have authority only to interpret and apply the provisions of this Agreement and shall have no authority to add to, subtract from, or otherwise modify the terms of this Agreement. Any demand for arbitration must be made within 60 days of the event(s) giving rise to the claim that this Agreement has been breached. The arbitrator's decision shall be final and binding, and each party agrees to be bound by the arbitrator's award subject, only to an appeal therefrom in accordance with the laws of state of Washington. Either party may obtain judgment upon the arbitrator's award in the Superior Court of King County, Washington.



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16.     APPLICABLE LAW

        This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the state of Washington, without regard to any rules governing conflicts of laws.

17.     SEVERABILITY

        If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

18.     HEADINGS

        All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

19.     COUNTERPARTS

        This Agreement, and any amendment or modification entered into pursuant to Section 14 hereof, may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

20.     ENTIRE AGREEMENT

        This Agreement on and as of the date hereof constitutes the entire agreement between Employer and Employee with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between Employer and Employee with respect to such subject matter are hereby superseded and nullified in their entireties.



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

        IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the date set forth above.

                                        EMPLOYEE:



                                        /s/ Craig E. Shank
                                        ----------------------------------------
                                                    Craig E. Shank



                                        EMPLOYER:

                                        WALL DATA INCORPORATED


                                        By /s/ Robert J. Frankenberg
                                          --------------------------------------
                                                 Robert J. Frankenberg
                                                   Chairman of the Board



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

                                    EXHIBIT A

                           CHANGE OF CONTROL AGREEMENT

                                    EXHIBIT B

       CONFIDENTIAL INFORMATION, INVENTIONS AND NONSOLICITATION AGREEMENT

                           CHANGE OF CONTROL AGREEMENT


        This Change of Control Agreement (this "Agreement"), dated as of January 21, 1999, is between WALL DATA INCORPORATED, a Washington corporation (the "Company"), and CRAIG E. SHANK (the "Employee").

                                     RECITAL

        The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to ensure that the Company will have the continued dedication of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Section 1.1 hereof) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Employee arising from the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Employee's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Employee with reasonable compensation and benefit arrangements upon a Change of Control.

                                   AGREEMENT

        In order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

1.      DEFINITIONS

        1.1    CHANGE OF CONTROL

        "Change of Control" shall have the definition set forth in Appendix A to this Agreement, which is hereby incorporated by reference.

        1.2    CHANGE OF CONTROL DATE

        "Change of Control Date" shall mean the first date on which a Change of Control occurs.

        1.3    EMPLOYMENT PERIOD

        "Employment Period" shall mean the two-year period commencing on the Change of Control Date and ending on the second anniversary of such date.

2.      TERM

        The term of this Agreement ("Term") shall be for the Initial Term and any Renewal Term, as such terms are defined in the Employment Agreement, dated the date hereof, between the Company and the Employee; provided, however, that if a Change of Control occurs during the Term, the Term shall automatically extend for the duration of the Employment Period.

3.      EMPLOYMENT

        3.1    EMPLOYMENT PERIOD

        During the Employment Period, the Company hereby agrees to continue the Employee in its employ or in the employ of its affiliated companies, and the Employee hereby agrees to remain in the employ of the Company or its affiliated companies, in accordance with the terms and provisions of this Agreement; provided, however, that either the Company or the Employee may terminate the employment relationship subject to the terms of this Agreement.

        3.2    POSITION AND DUTIES

        During the Employment Period, the Employee's title, position, authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Change of Control Date.

        3.3    LOCATION

        During the Employment Period, the Employee's services shall be performed at the Company's headquarters on the Change of Control Date or any office which is subsequently designated as the headquarters of the Company and is located in King County, Washington.

        3.4    TERMINATION PRIOR TO CHANGE OF CONTROL

        If prior to the Change of Control Date, the Employee's employment with the Company or its affiliated companies terminates for any reason, then the Employee shall have no further rights under this Agreement; provided, however, that the Company may not avoid liability for any termination payments which would have been required during the Employment Period pursuant to Section 8 hereof by terminating the Employee prior to the Employment Period where such termination is carried out in anticipation of a Change of Control and the principal motivating purpose is to avoid liability for such termination payments.



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

4.      ATTENTION AND EFFORT

        During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee will devote all his productive time, ability, attention and effort to the business and affairs of the Company and the discharge of the responsibilities assigned to him hereunder, and he will use his reasonable best efforts to perform faithfully and efficiently such responsibilities. It shall not be a violation of this Agreement for the Employee to (a) serve on corporate, civic or charitable boards or committees approved in advance by the Company's President, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions, (c) manage personal investments, so long as such activities do not significantly interfere with the performance of the Employee's responsibilities in accordance with this Agreement and (d) other activities approved in advance by the Company. It is expressly understood and agreed that to the extent any such activities have been conducted by the Employee prior to the Employment Period, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) during the Employment Period shall not thereafter be deemed to interfere with the performance of the Employee's responsibilities to the Company.

5.      COMPENSATION

        As long as the Employee remains employed by the Company during the Employment Period, the Company agrees to pay or cause to be paid to the Employee, and the Employee agrees to accept in exchange for the services rendered hereunder by him, the following compensation:

        5.1    SALARY

        The Employee shall receive an annual base salary (the "Annual Base Salary") at least equal to the annual salary established by the Board or a committee of the Board (the "Compensation Committee") for the fiscal year in which the Change of Control Date occurs. The Annual Base Salary shall be paid in substantially equal installments and at the same intervals as the salaries of other employees of the Company are paid. The Board or the Compensation Committee shall review the Annual Base Salary at least annually and shall determine in good faith and consistent with any generally applicable Company policy any increases for future years.

        5.2    BONUS

        In addition to Annual Base Salary, the Employee shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the average annualized (for any fiscal year consisting



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

of less than 12 full months) bonus paid or payable, including by reason of any deferral, to the Employee by the Company and its affiliated companies in respect of the three fiscal years immediately preceding the fiscal year in which the Change of Control Date occurs. Each such Annual Bonus shall be paid no later than 90 days after the end of the fiscal year for which the Annual Bonus is awarded, unless the Employee shall elect to defer the receipt of such Annual Bonus.

6.      BENEFITS

        6.1    INCENTIVE, RETIREMENT AND WELFARE BENEFIT PLANS; VACATION

        During the Employment Period, the Employee shall be entitled to participate, subject to and in accordance with applicable eligibility requirements, in such fringe benefit programs as shall be generally made available to other employees of the Company and its affiliated companies from time to time during the Employment Period by action of the Board (or any person or committee appointed by the Board to determine fringe benefit programs and other emoluments), including, without limitation, paid vacations; any stock purchase, savings or retirement plan, practice, policy or program; and all welfare benefit plans, practices, policies or programs (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans or programs).

        6.2    EXPENSES

        During the Employment Period, the Employee shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by him in accordance with the policies, practices and procedures of the Company and its affiliated companies in effect for the employees of the Company and its affiliated companies during the Employment Period.

7.      TERMINATION

        During the Employment Period, employment of the Employee may be terminated as follows:

        7.1    BY THE COMPANY OR THE EMPLOYEE

        At any time during the Employment Period, the Company may terminate the employment of the Employee with or without Cause (as defined below), and the Employee may terminate his employment for Good Reason (as defined below) or for any reason, upon giving Notice of Termination (as defined below).



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        7.2    AUTOMATIC TERMINATION

        This Agreement and the Employee's employment during the Employment Period shall terminate automatically upon the death or Total Disability of the Employee. The term "Total Disability" as used herein shall mean the Employee's inability (with such accommodation as may be required by law and which places no undue burden on the Company), as determined by a physician selected by the Company and acceptable to the Employee, to perform the duties set forth in
Section 3.2 hereof for a period or periods aggregating 120 calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond the Employee's control, unless the Employee is granted a leave of absence by the Board. The Employee and the Company hereby acknowledge that the duties specified in Section 3.2 hereof are essential to the Employee's position and that Employee's ability to perform those duties is the essence of this Agreement.

        7.3    NOTICE OF TERMINATION

        Any termination by the Company or by the Employee during the Employment Period shall be communicated by Notice of Termination to the other party given in accordance with Section 11 hereof. The term "Notice of Termination" shall mean a written notice which (a) indicates the specific termination provision in this Agreement relied upon and (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated. The failure by the Employee or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Employee or the Company hereunder or preclude the Employee or the Company from asserting such fact or circumstance in enforcing the Employee's or the Company's rights hereunder.

        7.4    DATE OF TERMINATION

        During the Employment Period, "Date of Termination" means (a) if the Employee's employment is terminated by reason of death, at the end of the calendar month in which the Employee's death occurs, (b) if the Employee's employment is terminated by reason of Total Disability, immediately upon a determination by the Company of the Employee's Total Disability, and (c) in all other cases, five days after the effective date of notice pursuant to Section 11 hereof. The Employee's employment and performance of services will continue during such five-day period; provided, however, that the Company may, upon notice to the Employee and without



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

reducing the Employee's compensation during such period, excuse the Employee from any or all of his duties during such period.

8.      TERMINATION PAYMENTS

        In the event of termination of the Employee's employment during the Employment Period, all compensation and benefits set forth in this Agreement shall terminate, except as specifically provided in this Section 8.

        8.1 TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE OR BY THE EMPLOYEE FOR GOOD REASON

        If during the Employment Period the Company terminates the Employee's employment other than for Cause or the Employee terminates his employment for Good Reason, the Employee shall be entitled to:

               (a) receive payment of the following accrued obligations (the "Accrued Obligations"):

                      (i) the Employee's Annual Base Salary through the Date of Termination to the extent not theretofore paid; and

                      (ii) any compensation previously deferred by the Employee (together with accrued interest or earnings thereon, if any) and any accrued vacation pay which would be payable under the Company's standard policy, in each case to the extent not theretofore paid;

               (b) for 18 months after the Date of Termination, Employee's premiums for health insurance benefit continuation for Employee and his family members, if applicable, which the Company provides to the Employee under the provisions of the federal Comprehensive Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA"), to the extent that the Company would have paid such premiums had the Employee remained employed by the Company; and

               (c) an amount as severance pay equal to one and one-half times the Annual Base Salary for the fiscal year in which the Date of Termination occurs, plus a percentage of such Annual Base Salary equal to the percentage paid under the Company's Executive Incentive Plan (or any successor plan) for the prior fiscal year (the "Severance Obligation").



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        8.2    TERMINATION FOR CAUSE OR OTHER THAN FOR GOOD REASON

        If during the Employment Period the Employee's employment shall be terminated by the Company for Cause or by the Employee for other than Good Reason, this Agreement shall terminate without further obligation on the part of the Company to the Employee, other than the Company's obligation to pay the Employee (a) his Annual Base Salary through the Date of Termination, (b) the amount of any compensation previously deferred by the Employee, and (c) any accrued vacation pay which would be payable under the Company's standard policy, in each case to the extent theretofore unpaid.

        8.3    EXPIRATION OF TERM

        In the case of a termination of the Employee's employment as a result of the expiration of the Term of this Agreement, this Agreement shall terminate without further obligation on the part of the Company to the Employee, other than the Company's obligation to pay the Employee the Accrued Obligations.

        8.4    TERMINATION BECAUSE OF DEATH OR TOTAL DISABILITY

        If during the Employment Period the Employee's employment is terminated by reason of the Employee's death or Total Disability, this Agreement shall terminate automatically without further obligation on the part of the Company to the Employee or his legal representatives under this Agreement, other than the Company's obligation to pay the Employee the Accrued Obligations (which shall be paid to the Employee's estate or beneficiary, as applicable in the case of the Employee's death).

        8.5    PAYMENT SCHEDULE

        All payments of the Accrued Obligations and the Severance Obligation, or any portion thereof payable pursuant to this Section 8, shall be made to the Employee within thirty working days of the Date of Termination, except that payments for COBRA premiums pursuant to Section 8.1(b) shall be made on a monthly basis.

        8.6    CAUSE

        For purposes of this Agreement, "Cause" means cause given by the Employee to the Company and shall be limited to the occurrence of one or more of the following events:

               (a) A clear refusal to carry out any material lawful duties of the Employee or any directions of the Board, all reasonably consistent with the duties described in Section 3.2 hereof, provided the Employee has been given reasonable notice and opportunity to correct any such failure;

               (b) Violation by the Employee of a state or federal criminal law involving the commission of a crime against the Company or any of its subsidiaries;

               (c) Deception, fraud, misrepresentation or dishonesty by the Employee; any incident materially compromising the Employee's reputation or ability to represent the Company with investors, customers or the public; or

               (d) Any other material violation of any provision of this Agreement by the Employee, subject to the notice and opportunity to cure requirements of Section 10.

        8.7    GOOD REASON

        For purposes of this Agreement, "Good Reason" means

               (a) The assignment to the Employee of any duties materially inconsistent with the Employee's title, position, authority, duties or responsibilities as contemplated by Section 3.2 hereof or any other action by the Company which results in a material diminution in such title, position, authority, duties or responsibilities;

               (b) Any failure by the Company to comply with any of the provisions of Section 5 or 6 hereof;

               (c) The Company's requiring the Employee to be based at any office or location other than that described in Section 3.3 hereof;

               (d) Any failure by the Company to comply with and satisfy Section 12 hereof, provided that the Company's successor has received at least ten days' prior written notice from the Company or the Employee of the requirements of
Section 12 hereof; or

               (e) Any other material violation of any provision of this Agreement by the Company.

        8.8    EXCESS PARACHUTE LIMITATION

        If either the Company or the Employee receives confirmation from the Company's independent tax counsel or its certified public accounting firm, or such other accounting firm retained as independent certified public accountants for the Company (the "Tax Advisor"), that any payment by the Company to the Employee under this Agreement or otherwise would be considered to be an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or any successor statute then in effect (the "Code"), then the aggregate payments by the Company pursuant to this Agreement shall be reduced to the highest amount that may be paid to the Employee by the Company under this Agreement without having any portion of any amount payable to the Employee by the Company or a related entity under this Agreement or otherwise treated as such an "excess parachute payment," and, if permitted by applicable law and without adverse tax consequence, such reduction shall be made to the last payment due hereunder. Any payments made by the Company to the Employee under this Agreement which are later confirmed by the Tax Advisor to be "excess parachute payments" shall be considered by all parties to have been a loan by the Company to the Employee, which loan shall be repaid by the Employee upon demand, together with interest calculated at the lowest interest rate authorized for such loans under the Code, without a requirement that further interest be imputed.

9.      REPRESENTATIONS, WARRANTIES AND OTHER CONDITIONS

        In order to induce the Company to enter into this Agreement, the Employee represents and warrants to the Company that neither the execution nor the performance of this Agreement by the Employee will violate or conflict in any way with any other agreement by which the Employee may be bound or with any other duties imposed upon Employee by corporate or other statutory or common law.

10.     NOTICE AND CURE OF BREACH

        Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, other than pursuant to the definition of Cause set forth in
Section 8.6 hereof, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least ten days' prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the ten-day period.

11.     FORM OF NOTICE

        All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by reputable overnight courier, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof. Such notice shall be effective upon receipt or upon refusal of the addressee to accept delivery.

        If to Employee:        Craig E. Shank
                               7863 NE 10th St.
                               Medina, WA 98039

        If to Company:         Wall Data Incorporated
                               11332 NE 122nd Way
                               Kirkland, WA  98034-6931
                               Attn:  General Counsel
                               Phone:  (425) 814-9255
                               Facsimile:  (425) 814-4372

        Copy to:               Perkins Coie LLP
                               1201 Third Avenue, 40th Floor
                               Seattle, WA  98101-3099
                               Attn:  L. Michelle Wilson
                               Phone:  (206) 583-8888
                               Facsimile:  (206) 583-8500

12.     ASSIGNMENT

        This Agreement is personal to the Employee and shall not be assignable by the Employee. The Company shall assign to and require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean Wall Data Incorporated and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

13.     WAIVERS

        No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

14.     AMENDMENTS IN WRITING

        No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the Company and the Employee, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and the Employee.

15.     APPLICABLE LAW

        This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the state of Washington, without regard to any rules governing conflicts of laws.

16.     ARBITRATION

        Any dispute arising under this Agreement shall be subject to arbitration. The arbitration proceeding shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules") then in effect, conducted by one arbitrator either mutually agreed upon or selected in accordance with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration and the arbitrator thereof shall resolve any dispute which arises in connection with such discovery. The arbitration shall be conducted in King County, Washington under the jurisdiction of the Seattle office of the American Arbitration Association. The arbitrator shall have authority only to interpret and apply the provisions of this Agreement and shall have no authority to add to, subtract from, or otherwise modify the terms of this Agreement. Any demand for arbitration must be made within 60 days of the event(s) giving rise to the claim that this Agreement has been breached. The arbitrator's decision shall be final and binding, and each party agrees to be bound by the arbitrator's award subject, only to an appeal therefrom in accordance with the laws of the state of Washington. Either party may obtain judgment upon the arbitrator's award in the Superior Court of King County, Washington.

17.     SEVERABILITY

        If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, then, to the full extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

18.     ENTIRE AGREEMENT

        This Agreement on and as of the date hereof constitutes the entire agreement between the Company and the Employee with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between the Company and the Employee with respect to such subject matter are hereby superseded and nullified in their entireties, except that the Confidential Information, Inventions and Nonsolicitation Agreement between the Employee and the Company, dated March 31, 1998, shall continue in full force and effect and survive the termination of the Employee's employment.

19.     COUNTERPARTS

        This Agreement may be executed in counterparts, each of which counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.     HEADINGS

        All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

        IN WITNESS WHEREOF, the parties have executed and entered into this Agreement effective on the date first set forth above.

                                        EMPLOYEE:


                                        /s/ Craig E. Shank
                                        ----------------------------------------
                                                    Craig E. Shank



                                        EMPLOYER:

                                        WALL DATA INCORPORATED


                                        By /s/ Robert J. Frankenberg
                                          --------------------------------------
                                                   Robert J. Frankenberg
                                                   Chairman of the Board

                                  APPENDIX A TO

                       CHANGE OF CONTROL AGREEMENT BETWEEN

                             WALL DATA INCORPORATED

                               AND CRAIG E. SHANK



        For purposes of this Agreement, a "Change of Control" shall mean:

        (a) A "Board Change" which, for purposes of this Agreement, shall have occurred if a majority (excluding vacant seats) of the seats on the Company's Board are occupied by individuals who were neither (i) nominated by a majority of the Incumbent Directors nor (ii) appointed by directors so nominated. An "Incumbent Director" is a member of the Board who has been either (i) nominated by a majority of the directors of the Company then in office or (ii) appointed by directors so nominated, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (as hereinafter defined) other than the Board; or

        (b) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (i) more than 50% of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (x) any acquisition by the Company,
(y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Appendix A are satisfied; or

        (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportion as their ownership immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were the Incumbent Directors at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

        (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all the assets of the Company, other than to a corporation with respect to which immediately following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were approved by a majority of the Incumbent Directors at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.



                                      -3-